May 9, 2023 Apollo Global Management, Inc. Reports First Quarter 2023 Results

“The consequences of the past decade- plus of artificially low interest rates were on full display in the first quarter. While the traditional banking model navigates certain challenges, the role of private markets in financing the broader economy becomes increasingly important. We’ve chosen a market that is differentiated within our industry – senior secured, safe yield at the top of the capital structure – that positions us well for the many evolving opportunities in this environment. We have tremendous runway in front of us and we’re highly focused on executing the attractive growth plan we laid out at the beginning of the year.” Marc Rowan Chief Executive Officer Apollo Reports First Quarter 2023 Results New York, May 9, 2023 – Apollo Global Management, Inc. (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”) today reported results for the first quarter ended March 31, 2023. Dividend Apollo Global Management, Inc. has declared a cash dividend of $0.43 per share of its Common Stock for the first quarter ended March  31, 2023. This dividend will be paid on May  31, 2023 to holders of record at the close of business on May 22, 2023. Apollo Asset Management, Inc. (NYSE: AAM PrA, AAM PrB) has declared a cash dividend of $0.398438 per share of each of its Series A Preferred shares and Series B Preferred shares, which will be paid on June 15, 2023 to holders of record at the close of business on June 1, 2023. The declaration and payment of dividends on Common Stock, Series A Preferred shares and Series B Preferred shares are at the sole discretion of Apollo Global Management, Inc.’s and Apollo Asset Management, Inc.’s respective board of directors, as applicable. Apollo cannot assure its stockholders that they will receive any dividends in the future. Conference Call Apollo will host a public audio webcast on Tuesday, May 9, 2023 at 8:30 a.m. Eastern Time. During the webcast, members of Apollo’s senior management team will review Apollo’s financial results for the first quarter ended March 31, 2023. The webcast may be accessed at ir.apollo.com. For those unable to listen to the live broadcast, there will be a replay of the webcast available at the same link one hour after the event. Apollo distributes its earnings releases via its website and email distribution lists. Those interested in receiving firm updates by email can sign up for them at ir.apollo.com.

About Apollo Apollo is a high-growth, global alternative asset manager. In our asset management business, we seek to provide our clients excess return at every point along the risk-reward spectrum from investment grade to private equity with a focus on three investing strategies: yield, hybrid, and equity. For more than three decades, our investing expertise across our fully integrated platform has served the financial return needs of our clients and provided businesses with innovative capital solutions for growth. Through Athene, our retirement services business, we specialize in helping clients achieve financial security by providing a suite of retirement savings products and acting as a solutions provider to institutions. Our patient, creative, and knowledgeable approach to investing aligns our clients, businesses we invest in, our employees, and the communities we impact, to expand opportunity and achieve positive outcomes. As of March 31, 2023, Apollo had approximately $598 billion of assets under management. To learn more, please visit www.apollo.com. Forward-Looking Statements In this press release, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, Inc. and its subsidiaries, or as the context may otherwise require. This press release may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and other non-historical statements. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to inflation, market conditions and interest rate fluctuations generally, the impact of COVID-19, the impact of energy market dislocation, our ability to manage our growth, our ability to operate in highly competitive environments, the performance of the funds we manage, our ability to raise new funds, the variability of our revenues, earnings and cash flow, the accuracy of management’s assumptions and estimates, our dependence on certain key personnel, our use of leverage to finance our businesses and investments by the funds we manage, Athene’s ability to maintain or improve financial strength ratings, the impact of Athene’s reinsurers failing to meet their assumed obligations, Athene’s ability to manage its business in a highly regulated industry, changes in our regulatory environment and tax status, and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our other filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund. Investor and Media Relations Contacts For investors please contact: Noah Gunn Global Head of Investor Relations Apollo Global Management, Inc. 212-822-0540 ir@apollo.com For media inquiries please contact: Joanna Rose Global Head of Corporate Communications Apollo Global Management, Inc. 212-822-0491 communications@apollo.com

Apollo Global Management, Inc. First Quarter 2023 Earnings

APOLLO

First Quarter 2023 Financial Highlights

- GAAP Net Income Attributable to Apollo Global Management, Inc. Common Stockholders was $1,010 million for the quarter ended March 31, 2023, or $1.67 per share
- Apollo's primary non-GAAP earnings metric, Adjusted Net Income, which represents the sum of FRE, SRE, and PII, less HoldCo interest and other financing costs and taxes, totaled $845 million, or $1.42 per share, for the first quarter

	1Q'23	Per Share	LTM 1Q'23	Per Share
GAAP Financial Measures ($ in millions, except per share amounts)				
Net Income Attributable to Apollo Global Management, Inc. Common Stockholders	$1,010	$1.67		
Segment and Non-GAAP Financial Measures ($ in millions, except per share amounts)				
Fee Related Earnings ("FRE")	$397	$0.67	$1,497	$2.51
Spread Related Earnings ("SRE")	$688	$1.15	$2,483	$4.15
Fee and Spread Related Earnings	$1,085	$1.82	$3,980	$6.65
Principal Investing Income ("PII")	$8	$0.01	$105	$0.17
Adjusted Net Income ("ANI")	$845	$1.42	$3,174	$5.31
Assets Under Management ($ in billions)				
Total Assets Under Management ("AUM")	$598			
Fee-Generating AUM ("FGAUM")	$445			

	1Q'23	LTM 1Q'23
Business Drivers ($ in billions)		
Inflows	$57	$154
Gross Capital Deployment	$33	$150
Debt Origination	$18	$85

Note: 2022 amounts throughout this document have been retrospectively adjusted in accordance with the requirements of the adoption guidance of the accounting standard relating to Targeted Improvements to the Accounting for Long-Duration Contracts ("LDTI"). This presentation contains non-GAAP financial information and defined terms which are described on pages 32 to 36. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 27 to 31. Per share calculations are based on end of period Adjusted Net Income Shares Outstanding. LTM 1Q'23 per share amounts represent the sum of the last four quarters. See page 22 for the share reconciliation. "NM" as used throughout this presentation indicates data has not been presented as it was deemed not meaningful, unless the context otherwise provides.

1

APOLLO

GAAP Income Statement (Unaudited)

(In millions, except per share amounts)	1Q'22	4Q'22	1Q'23
Revenues			
Asset Management			
Management fees	$336	$403	$414
Advisory and transaction fees, net	66	157	155
Investment income (loss)	701	321	452
Incentive fees	6	10	15
Retirement Services			
Premiums	2,110	869	96
Product charges	166	193	198
Net investment income	1,731	2,481	2,612
Investment related gains (losses)	(4,230)	105	1,065
Revenues of consolidated variable interest entities	(21)	292	281
Other revenues	(3)	10	13
Total Revenues	**862**	**4,841**	**5,301**
Expenses			
Asset Management			
Compensation and benefits	(734)	(514)	(670)
Interest expense	(32)	(30)	(31)
General, administrative and other	(148)	(210)	(197)
Retirement Services			
Interest sensitive contract benefits	99	(1,119)	(1,289)
Future policy and other policy benefits	(2,184)	(1,235)	(466)
Market risk benefits remeasurement gains (losses)	622	(32)	(346)
Amortization of deferred acquisition costs, deferred sales inducements and value of business acquired	(98)	(126)	(138)
Policy and other operating expenses	(309)	(387)	(437)
Total Expenses	**(2,784)**	**(3,653)**	**(3,574)**
Other Income (Loss) – Asset Management			
Net gains (losses) from investment activities	34	1	(2)
Net gains (losses) from investment activities of consolidated variable interest entities	367	29	34
Other income (loss), net	(23)	12	32
Total Other Income (Loss)	**378**	**42**	**64**
Income (loss) before income tax (provision) benefit	(1,544)	1,230	1,791
Income tax (provision) benefit	485	(223)	(253)
Net income (loss)	**(1,059)**	**1,007**	**1,538**
Net (income) loss attributable to non-controlling interests	658	(367)	(528)
Net income (loss) attributable to Apollo Global Management, Inc. Common Stockholders	**$(401)**	**$640**	**$1,010**
Earnings (Loss) per share			
Net income (loss) attributable to Common Stockholders - Basic	$(0.70)	$1.06	$1.67
Net income (loss) attributable to Common Stockholders - Diluted	$(0.70)	$1.06	$1.66
Weighted average shares outstanding – Basic	586	583	584
Weighted average shares outstanding – Diluted	586	583	584

2

First Quarter 2023 Business Highlights Solid first quarter results amid a volatile market backdrop • Record quarterly FRE of $397 million driven by solid management fee growth and strong capital solutions fees • SRE of $688 million driven by growth in Athene's portfolio and continued attractive net spread profitability • Together, FRE and SRE of $1.1 billion in the first quarter showcase the resilient and growing earnings power of the Asset Management and Retirement Services businesses • Total AUM of $598 billion benefited from inflows of $57 billion in the first quarter Executing on three strategic growth pillars • Origination: Continued to build upon platform asset origination capabilities with the launch of Atlas SP Partners ("Atlas"), an asset-backed financing platform, in connection with the acquisition of the Securitized Products Group from Credit Suisse • Global Wealth: Continue to expand holistic suite of products tailored for individual investors, with six perpetual capital products currently in the market, while also focusing on broadening geographic distribution reach • Capital Solutions: Generated near-record quarterly fee revenue as Apollo's capital solutions capabilities are expanding in breadth and becoming increasingly integrated with capital deployment activity across the platform ✓ ✓ 3

APOLLO

Total Segment Earnings

($ in millions, except per share amounts)	1Q'22	4Q'22	1Q'23	LTM 1Q'22	LTM 1Q'23
Management fees	$505	$561	$577	$1,929	$2,206
Capital solutions fees and other, net	64	142	138	307	488
Fee-related performance fees	14	26	27	62	85
Fee-related compensation	(175)	(198)	(211)	(674)	(790)
Non-compensation expenses	(98)	(137)	(134)	(349)	(492)
Fee Related Earnings	**$310**	**$394**	**$397**	**$1,275**	**$1,497**
Net investment spread	845	905	921	—	3,286
Other operating expenses	(109)	(127)	(124)	—	(477)
Interest and other financing costs	(62)	(80)	(109)	—	(326)
Spread Related Earnings	**$674**	**$698**	**$688**	**$—**	**$2,483**
Fee and Spread Related Earnings	**$984**	**$1,092**	**$1,085**	**$—**	**$3,980**
Principal Investing Income	**$187**	**$27**	**$8**	**$1,233**	**$105**
Segment Income	**$1,171**	**$1,119**	**$1,093**	**$—**	**$4,085**
HoldCo interest and other financing costs[1]	(39)	(19)	(21)	—	(104)
Taxes and related payables	(215)	(197)	(227)	—	(807)
Adjusted Net Income	**$917**	**$903**	**$845**	**$—**	**$3,174**
ANI per share	**$1.53**	**$1.51**	**$1.42**	**$—**	**$5.31**

Note: Amounts for Spread Related Earnings on this page and subsequent pages are not presented for periods prior to the closing of the merger with Athene on January 1, 2022. 1. Represents interest and other financing costs related to Apollo Global Management, Inc. not attributable to any specific segment.

4

APOLLO

Total Segment Earnings - Normalizing Spread Related Earnings

($ in millions, except per share amounts)	1Q'22	4Q'22	1Q'23	LTM 1Q'22	LTM 1Q'23
Management fees	$505	$561	$577	$1,929	$2,206
Capital solutions fees and other, net	64	142	138	307	488
Fee-related performance fees	14	26	27	62	85
Fee-related compensation	(175)	(198)	(211)	(674)	(790)
Non-compensation expenses	(98)	(137)	(134)	(349)	(492)
Fee Related Earnings	**$310**	**$394**	**$397**	**$1,275**	**$1,497**
Net investment spread	845	905	921	—	3,286
Other operating expenses	(109)	(127)	(124)	—	(477)
Interest and other financing costs	(62)	(80)	(109)	—	(326)
Normalization of alternative investment income to 11%[1]	(151)	14	148	—	379
Other notable items[2]	—	35	(25)	—	(41)
Spread Related Earnings - Normalized[3]	**$523**	**$747**	**$811**	**$—**	**$2,821**
Fee and Spread Related Earnings - Normalized[3]	**$833**	**$1,141**	**$1,208**	**$—**	**$4,318**
Principal Investing Income	**$187**	**$27**	**$8**	**$1,233**	**$105**
Segment Income - Normalized	**$1,020**	**$1,168**	**$1,216**	**$—**	**$4,423**
HoldCo interest and other financing costs	(39)	(19)	(21)	—	(104)
Taxes and related payables	(183)	(207)	(253)	—	(878)
Adjusted Net Income - Normalized	**$798**	**$942**	**$942**	**$—**	**$3,441**
ANI per share - Normalized	**$1.33**	**$1.57**	**$1.58**	**$—**	**$5.75**

1. See page 13 for more information on normalization of alternative investment income. 2. Other notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. 3. Spread Related Earnings - Normalized reflects adjustments to exclude notable items and normalize alternative income to an 11% long-term return.

5

Segment Details

APOLLO

Asset Management Segment

- Management fees increased 14% year-over-year driven by robust growth from Retirement Services clients, strong third-party Asset Management fundraising, build out of Apollo's Global Wealth product suite, and solid capital deployment
- Capital solutions fees remained strong amid a difficult backdrop for broader capital markets activity, as Apollo Capital Solutions is playing an increasingly important role in the growth of debt origination and capital deployment across the platform
- Fee related expenses increased year-over-year, reflecting previously communicated re-basing of cost structure to support the firm's growth plans

($ in millions, except per share amounts)	1Q'22	4Q'22	1Q'23	% Change vs. 1Q'22	LTM 1Q'22	LTM 1Q'23	% Change vs. LTM 1Q'22
Management Fees							
Yield	$333	$374	$379	13.8%	$1,224	$1,462	19.4%
Hybrid	48	57	57	18.8%	194	220	13.4%
Equity[1]	124	130	141	13.7%	511	524	2.5%
Total management fees	505	561	577	14.3%	1,929	2,206	14.4%
Capital solutions fees and other, net	64	142	138	115.6%	307	488	59.0%
Fee-related performance fees	14	26	27	92.9%	62	85	37.1%
Fee Related Revenues	**$583**	**$729**	**$742**	**27.3%**	**$2,298**	**$2,779**	**20.9%**
Fee-related compensation	(175)	(198)	(211)	20.6%	(674)	(790)	17.2%
Non-compensation expenses[2]	(98)	(137)	(134)	36.7%	(349)	(492)	41.0%
Fee Related Earnings	**$310**	**$394**	**$397**	**28.1%**	**$1,275**	**$1,497**	**17.4%**
FRE Per Share[3]	**$0.52**	**$0.66**	**$0.67**	**28.8%**	**$2.68**	**$2.51**	**NM**
FRE Margin	**53.1%**	**54.1%**	**53.5%**		**55.5%**	**53.9%**	
FRE Compensation Ratio	**30.0%**	**27.1%**	**28.4%**		**29.3%**	**28.4%**	

1. Equity management fees in 1Q'23 included $3.3 million related to Fund X catch-up management fees. 2. Non-compensation expenses include placement fees of $1.5 million and $4.3 million, respectively, for 1Q'23 and LTM 1Q'23. 3. Per share amounts for Fee Related Earnings on this page and subsequent pages may not be comparable to periods prior to the closing of the merger with Athene on January 1, 2022.

7

APOLLO

Asset Management: Assets Under Management

- Total AUM increased $85 billion, or 17%, year-over-year primarily driven by $103 billion of inflows from Asset Management and $51 billion of inflows from Retirement Services, partially offset by $39 billion of outflows, including $25 billion of outflows at Athene, $25 billion of realization activity, and modest mark-to-market depreciation, primarily driven by Athora
- Fee-Generating AUM increased $69 billion, or 18%, year-over-year primarily driven by strong organic growth at Athene, $20 billion related to an investment management agreement for Atlas, and fundraising across a variety of Asset Management strategies, primarily offset by outflows at Athene
- Approximately 57% of Apollo's total AUM is comprised of perpetual capital, which is highly scalable and does not rely on cyclical fundraising

Total AUM ($bn)


$461
$87
$45
$329
$513
$86
$54
$373
$598
$101
$59
$438
1Q'21
1Q'22
1Q'23
Yield
Hybrid
Equity

Fee-Generating AUM ($bn)


$345
$45
$18
$281
$376
$41
$24
$311
$445
$48
$28
$368
1Q'21
1Q'22
1Q'23
Yield
Hybrid
Equity

Perpetual Capital AUM ($bn)


$269
$21
$62
$186
$302
$29
$55
$218
$341
$42
$51
$248
1Q'21
1Q'22
1Q'23
Athene
Athora
Other 1

Note: AUM totals may not add due to rounding. Effective 1Q'23, Perpetual Capital AUM includes Apollo Diversified Real Estate Fund and Apollo Diversified Credit Fund, which have been advised by Apollo since 2Q'22. Applicable periods have been recast to conform to this change. 1. Other includes MidCap Financial ($13 billion), Apollo Commercial Real Estate Finance, Inc. ($10 billion), Apollo Diversified Real Estate Fund/Apollo Diversified Credit Fund ($8 billion), Apollo Debt Solutions BDC ($6 billion), MidCap Financial Investment Corporation ($3 billion), Apollo Senior Floating Rate Fund/Apollo Tactical Income Fund ($1 billion), and other AUM related to a publicly traded business development company ($2 billion), among others. AUM related to Apollo Debt Solutions and the publicly traded business development company is as of December 31, 2022.

8

$75 $65 $57 $131 $128 $154 $25 $32 $31 $38 $71 $60 $6 $43 $13 $18 $28 $37 $48 $48 $27 $7 $72 Asset Management Retirement Services 2018 2019 2020 2021 2022 LTM 1Q'23 • Robust total gross inflows of $57 billion during the first quarter and $154 billion over the last twelve months • Inflows from Asset Management clients of $45 billion in the first quarter included $37 billion related to Atlas, incremental capital for the second vintage of Apollo / Athene Dedicated Investment Program ("ADIP II"), Fund X, and the fourth vintage of European Principal Finance ("EPF IV"), inflows into credit-focused separately managed accounts, fundraising, and inflows across Global Wealth-focused products, including Apollo Aligned Alternatives ("AAA") • Inflows from Retirement Services of $12 billion in the first quarter were primarily driven by record quarterly retail annuity sales at Athene ($ in billions) Asset Management: Inflows inorganic 9 $36 $34 $57 $28 $18 $21 $14 $8 $6 $37 $12 $13 $11 $12 $3 Asset Management Retirement Services 2Q'22 3Q'22 4Q'22 1Q'23 inorganic Note: Inflows from Retirement Services includes organic and inorganic inflows from Athene, as detailed on Slide 11, as well as inorganic inflows from Athora. inorganic inorganic

APOLLO

Retirement Services Segment

- Spread related earnings increased 2% year-over-year in the first quarter despite less appreciation within the alternatives portfolio, which returned 6.1% on an annualized basis versus 16.6% in the first quarter of 2022
- Adjusting for other notable items and a normalized alternative investment return, normalized SRE grew 55% year-over-year driven by solid growth in net invested assets and greater net spread, which expanded due to increasing floating rate income and continued profitable growth of the business

($ in millions, except per share amounts)	1Q'22	4Q'22	1Q'23	% Change vs. 1Q'22	LTM 1Q'22	LTM 1Q'23	% Change vs. LTM 1Q'22
Fixed income and other investment income, net	$1,207	$1,727	$1,957	62%	$—	$6,456	NM
Alternative investment income, net	448	322	185	(59)%	—	943	NM
Strategic capital management fees	12	14	14	17%	—	55	NM
Cost of funds	(822)	(1,158)	(1,235)	50%	—	(4,168)	NM
Net Investment Spread	**845**	**905**	**921**	9%	—	**3,286**	NM
Other operating expenses	(109)	(127)	(124)	14%	—	(477)	NM
Interest and other financing costs[1]	(62)	(80)	(109)	76%	—	(326)	NM
Spread Related Earnings	**$674**	**$698**	**$688**	2%	$—	**$2,483**	NM
SRE per share	**$1.12**	**$1.17**	**$1.15**	3%	$—	**$4.15**	NM
Normalization of alternative investment income to 11%	(151)	14	148	NM	—	379	NM
Other notable items[2]	—	35	(25)	NM	—	(41)	NM
Spread Related Earnings - Normalized[3]	**$523**	**$747**	**$811**	55%	$—	**$2,821**	NM
SRE per share - Normalized	**$0.87**	**$1.25**	**$1.36**	56%	$—	**$4.72**	NM
Net Spread	1.49%	1.42%	1.36%	(13)bps	—%	1.28%	NM
Normalized Net Spread[3]	1.16%	1.52%	1.61%	45bps	—%	1.45%	NM

Note: 2022 amounts for Spread Related Earnings have been retrospectively adjusted in accordance with the requirements of the adoption guidance of the accounting standard relating to LDTI. 1. Athene issued $400 million of 6.65% senior unsecured debt on November 21, 2022 and $500 million of fixed-rate reset preferred stock on December 12, 2022 with initial dividend paid on March 30, 2023. 2. Other notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. 3. Spread Related Earnings – Normalized and Normalized Net Spread reflect adjustments to exclude notable items and normalize alternative income to an 11% long-term return.

10

1. Funding agreements are comprised of funding agreements issued under funding agreement backed notes (“FABN”) and funding agreement backed repurchase agreements (“FABR”) programs, funding agreements issued to the Federal Home Loan Bank (“FHLB”) and long term repurchase agreements. 2. For periods prior to 2022, SRE represents Athene’s historically reported adjusted operating income available to common shareholders excluding the change in fair value of Apollo Operating Group Units, equity based compensation related to Athene’s long-term incentive plan, and operating income tax. Normalized SRE excludes notable items and normalizes alternative income to an 11% long-term return. Retirement Services: Strong Growth Profile Athene Organic Inflows Spread Related Earnings — Normalized2 $3 $9 $13 $28 $48 $12 3 5 7 8 21 9 4 2 6 6 23 6 11 8 10 2014 2016 2018 2020 2022 1Q'23 ~16x ($ in billions) Retail: Fourth consecutive quarter of record annuity sales, driven by continued strong demand for high- yielding products with principal protection and ongoing distribution expansion into financial institutions Flow Reinsurance: Strong first quarter inflows driven by existing US partnerships and expanding relationships with Japanese clients Pension Group Annuities: Subdued industry activity in the first quarter, though the pipeline is healthy, including a recently announced ~$8 billion solution for a blue-chip client Funding Agreements1: First quarter activity driven by two transactions with the FHLB, while spread backdrop to issue FABNs remains challenged ~95% correlation between as-reported SRE and FRE ~95% correlation between normalized SRE and FRE $879 $893 $961 $1,061 $1,380 $1,463 $1,367 $1,848 $2,552 $2,821 FRE Normalized SRE 2014 2015 2016 2017 2018 2019 2020 2021 2022 LTM 1Q'23 11 ($ in millions)

APOLLO

Retirement Services: Portfolio & Spread Highlights

Investment Portfolio Highlights

- 96% of Athene's fixed income portfolio[1] is invested in investment grade assets
- 20% or $42 billion of Athene's portfolio[2] is invested in floating rate assets, 13% or $27 billion net of floating rate liabilities[3]
- Apollo Asset Management aims to generate 30 to 40 basis points of asset outperformance across Athene's portfolio
- Target asset classes which generate illiquidity or structuring premium such as CLOs and ABS, not incremental credit risk
- CRE investments virtually all debt (i.e. not equity) and well-suited for Athene's long duration liability profile - more information can be found on Athene's website here
- Focus on directly originated, senior secured loans where control of origination results in better risk-adjusted return
- Historical annual credit losses across total portfolio of only 9 basis points over the past five years compared to 14 basis points for the industry[4]

Retirement Services Net Spread Bridge (QoQ)


1.42%
4Q'22
0.37%
Increasing income from higher interest rates, rising new money yields, and other favorability
(0.31)%
Lower Alts return
(0.13)%
Higher cost of funds on floating rate liabilities and new business/ financing costs
0.01%
Lower operating expenses
1.36%
1Q'23

Normalized Retirement Services Net Spread Bridge (QoQ)


1.52%
4Q'22
0.33%
Increasing income from higher interest rates, rising new money yields, and other favorability
(0.25)%
Higher cost of funds on floating rate liabilities and new business/ financing costs
0.01%
Lower operating expenses
1.61%
1Q'23

1. As of March 31, 2023, 96% of $119 billion of available for sale securities designated NAIC 1 or 2. 2. Defined as Athene's net invested assets, which totaled $207 billion, as of March 31, 2023. 3. Floating rate liabilities at notional were approximately $15 billion, or approximately 7% of Athene's net invested assets, as of March 31, 2023. 4. Represents U.S. statutory impairments per SNL Financial as of December 31, 2022 (2018 - 2022). Industry average includes AEL, AIG, AMP, BHF, EQH, FG, LNC, MET, PFG, PRU, VOYA and Transamerica. For Athene, U.S. statutory data adjusted to include impairments and assets in Bermuda.

12

APOLLO

Retirement Services: Alternative Investment Portfolio

Highly Diversified and Strategic

- Athene's $12.1 billion alternatives portfolio accounts for 6% of net invested assets
- Growth of alternative investments with overall portfolio growth provides dry powder to seed and co-invest in Apollo-managed funds, continue building Apollo's front-end origination ecosystem, and strategically invest in the retirement services marketplace


48%
Apollo and Other Fund Investments[1]
7% Yield
21% Hybrid
20% Equity
9% Traditional PE
3% Other[2]
20%
Strategic Retirement Services Platforms
29%
Strategic Origination Platforms
Alts Portfolio Composition

Normalizing Alts Return is Appropriate and Conservative

- Over the past 10 years, Athene's alternative investment portfolio has returned ~12% annually, on average
- Historical returns have been less volatile than the broader equity market, with only two negative return quarters over the trailing 26 quarters vs. five for the S&P 500
- More recently, Athene's alternative portfolio has returned more than 13% over the trailing 3-year period

Historical Alt Investment Performance[3]


vs. 11% Normalized Return
13.3%
11.6%
11.8%
6.1%
Trailing 3-Yr Avg 2020 - 2022
Trailing 5-Yr Avg 2018 - 2022
Long-Term Avg 2013 - 2022
1Q'23

Athene's alternative investment portfolio is constructed to produce a risk / reward outcome that is non-binary and less volatile than "pure equity" exposure

Note: Nearly 90% of Athene's alternative investments are valued without a lag. 1. Yield, Hybrid, and Equity buckets include third-party investments. 2. Other includes CLO equities, royalties and cash. 3. Alternatives performance is presented net of investment management fees and quarterly results are annualized.

13

APOLLO

Principal Investing Segment

- Realized performance fees of $164 million were relatively light as monetization activity from sizeable flagship private equity funds (Fund VIII & IX) was prudently delayed amid equity market volatility
- Compensation ratio of 79% for the twelve months ended March 31, 2023 reflects a period of lower realized performance fees and is expected to normalize to previously communicated long-term average target of 60-70%[1] once realized performance fees increase to normalized levels

($ in millions, except per share amounts)	1Q'22	4Q'22	1Q'23	% Change vs. 4Q'22	LTM 1Q'22	LTM 1Q'23	% Change vs. LTM 1Q'22
Realized performance fees	$127	$224	$164	29.1%	$1,609	$632	(60.7)%
Realized investment income	226	5	28	(87.6)%	633	132	(79.1)%
Realized principal investing compensation	(156)	(184)	(170)	9.0%	(964)	(599)	(37.9)%
Other operating expenses	(10)	(18)	(14)	40.0%	(45)	(60)	33.3%
Principal Investing Income	**$187**	**$27**	**$8**	**(95.7)%**	**$1,233**	**$105**	**(91.5)%**
PII Per Share[2]	**$0.31**	**$0.05**	**$0.01**	**(96.8)%**	**$2.67**	**$0.17**	**NM**
PII Compensation Ratio	**44.1%**	**80.0%**	**88.7%**		**43.0%**	**78.5%**	

1. Long-term average expected PII compensation ratio level of 60-70% is illustrative, based on a variety of assumptions and subject to certain risks and uncertainties. Actual results may differ materially. 2. Per share amounts for Principal Investing Income on this page may not be comparable to periods prior to the closing of the merger with Athene on January 1, 2022.

14

$62 $44 $77 Yield Hybrid Equity • Performance Fee-Eligible AUM of $184 billion increased 20% year-over-year primarily due to third-party Asset Management fundraising • Performance Fee-Generating AUM of $114 billion increased 18% year-over-year due to positive investment performance in equity and yield strategies • Dry powder was $52 billion as of quarter-end, including $39 billion of dry powder with future management fee potential Performance Fee-Eligible AUM ($bn) Performance Fee-Generating AUM ($bn) Dry Powder ($bn) $49 $22 $43 Yield Hybrid Equity $12 $12 $28 Yield Hybrid Equity $52bn $114bn$184bn Note: AUM and Dry Powder totals may not add due to rounding. Dry Powder includes capital available for investment included within performance fee-eligible AUM as well as capital available for investment which does not earn any performance fees. Performance Fee AUM and Dry Powder 15

APOLLO

Investment Performance Highlights and Net Accrued Performance Fees

Investment Performance Highlights

Appreciation / gross returns	1Q'23	LTM 1Q'23
Yield		
Corporate Credit[1]	3.3%	2.6%
Structured Credit	2.9%	1.2%
Direct Origination	4.6%	15.2%
Hybrid		
Hybrid Value	3.2%	6.7%
Credit Strategies and Accord	6.0%	5.0%
Equity		
Flagship Private Equity	5.1%	5.0%
European Principal Finance	1.6%	(0.4)%

Net Accrued Performance Fee Receivable[2] (QoQ)

($ in millions, except per share amounts)



$2.30
+$0.27
Net unrealized performance fees/other[3]
Net realized performance fees
$(0.06)
$2.51
4Q'22
1Q'23
$1,380
$152
$(33)
$1,499

1. CLOs are included within corporate credit. The 1Q'23 and LTM 1Q'23 gross returns for CLOs were 3.1% and 2.3%, respectively. CLO returns are calculated based on gross return on assets and exclude performance related to Redding Ridge. 2. Net Accrued Performance Fee Receivable represents the sum of performance allocations and incentive fees receivable, less profit sharing payable as reported on the consolidated statements of financial condition, and includes certain eliminations related to investments in consolidated funds and VIEs and other adjustments. 3. Net unrealized performance fees/other includes (i) unrealized performance fees, net of unrealized profit sharing expense and (ii) certain transaction related charges, and excludes general partner obligations to return previously distributed performance fees.

16

APOLLO

Capital Strength

- Deployed $160 million for opportunistic share repurchases in the first quarter, while continuing to execute repurchases to offset dilution from share issuances under equity incentive plans
- Apollo returned a total of $1.3 billion of capital to shareholders in 2022, including $958 million for the base dividend and $319 million for opportunistic share repurchases, while strategically deploying $357 million of capital to invest in the future growth of the business

HoldCo & Asset Management Summary Balance Sheet Highlights[1]

($ in millions, except per share amounts)	4Q'22	1Q'23
Cash and cash equivalents	$1,200	$1,254
U.S. Treasury securities, at fair value	709	419
Investments, net	2,282	2,347
Net accrued performance fees receivable[2]	1,380	1,499
Net clawback payable[3]	(34)	(44)
Debt	(2,814)	(2,814)
Preferred stock[4]	(554)	(554)
Net Balance Sheet Value	$2,169	$2,107
Net Balance Sheet Value per share	$3.62	$3.53
Net Balance Sheet Value / AUM	0.40%	0.35%
Adjusted Net Income Shares Outstanding	599	596

Financial Strength Ratings

A / A2 / A-
Apollo Global Management
rated by Fitch, Moody's, S&P

A / A2 / A-
Apollo Asset Management
rated by Fitch, Moody's, S&P

A+ / A+ / A1 / A
Athene[5]
rated by Fitch, S&P, Moody's, AM Best

1. Amounts presented are for Apollo Global Management, Inc. and consolidated subsidiaries, and excludes Athene, consolidated VIEs, and SPACs. 2. Net accrued performance fees receivable excludes profit sharing expected to be settled in the form of equity-based awards. 3. Net clawback payable includes general partner obligations to return previously distributed performance fees offset by clawbacks from certain employees and former employees for the potential return of profit sharing distributions. 4. Preferred stock refers to the 6.375% Series A preferred stock and 6.375% Series B preferred stock of Apollo Asset Management, Inc. 5. For Athene, represents financial strength ratings of Athene's primary insurance subsidiaries.

17

Supplemental Details

APOLLO

AUM Rollforward

Total AUM Rollforward[1]

Three Months Ended March 31, 2023

($ in millions)	Yield[4]	Hybrid	Equity	Total
Beginning Balance	**$392,466**	**$56,410**	**$98,771**	**$547,647**
Inflows[2]	51,071	3,158	2,540	56,769
Outflows[3]	(7,465)	(1,026)	(302)	(8,793)
Net Flows	**43,606**	**2,132**	**2,238**	**47,976**
Realizations	(1,184)	(659)	(1,486)	(3,329)
Market Activity	3,182	1,072	1,181	5,435
Ending Balance	**$438,070**	**$58,955**	**$100,704**	**$597,729**

Twelve Months Ended March 31, 2023

($ in millions)	Yield[4]	Hybrid	Equity	Total
Beginning Balance	**$372,696**	**$53,740**	**$86,407**	**$512,843**
Inflows[2]	117,889	11,702	24,799	154,390
Outflows[3]	(36,050)	(2,060)	(1,162)	(39,272)
Net Flows	**81,839**	**9,642**	**23,637**	**115,118**
Realizations	(9,184)	(5,574)	(10,687)	(25,445)
Market Activity	(7,281)	1,147	1,347	(4,787)
Ending Balance	**$438,070**	**$58,955**	**$100,704**	**$597,729**

Fee-Generating AUM Rollforward[1]

Three Months Ended March 31, 2023

($ in millions)	Yield[4]	Hybrid	Equity	Total
Beginning Balance	**$338,821**	**$26,113**	**$47,153**	**$412,087**
Inflows[2]	34,774	2,289	1,762	38,825
Outflows[3]	(8,208)	(261)	(89)	(8,558)
Net Flows	**26,566**	**2,028**	**1,673**	**30,267**
Realizations	(387)	(156)	(316)	(859)
Market Activity	3,237	496	(21)	3,712
Ending Balance	**$368,237**	**$28,481**	**$48,489**	**$445,207**

Twelve Months Ended March 31, 2023

($ in millions)	Yield[4]	Hybrid	Equity	Total
Beginning Balance	**$311,318**	**$23,501**	**$40,900**	**$375,719**
Inflows[2]	100,118	9,276	20,211	129,605
Outflows[3]	(35,999)	(3,525)	(10,234)	(49,758)
Net Flows	**64,119**	**5,751**	**9,977**	**79,847**
Realizations	(1,378)	(1,443)	(2,265)	(5,086)
Market Activity	(5,822)	672	(123)	(5,273)
Ending Balance	**$368,237**	**$28,481**	**$48,489**	**$445,207**

1. Inflows at the individual strategy level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-strategy transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income. 2. 1Q'23 inflows for Yield AUM included $37 billion related to the launch of Atlas SP Partners following a substantial first close of the acquisition of the Securitized Products Group from Credit Suisse. 1Q'23 inflows for Yield FGAUM included $20 billion for a new investment agreement related to Atlas. 3. Included in the 1Q'23 outflows for Total AUM and FGAUM are $2.3 billion and $2.2 billion of redemptions, respectively. Included in the LTM outflows for Total AUM and FGAUM are $6.1 billion and $5.3 billion of redemptions, respectively. 4. As of 1Q'23, Yield AUM includes $27.7 billion of CLOs, $7.5 billion of which Apollo earns fees based on gross assets and $20.2 billion of which relates to Redding Ridge, from which Apollo earns fees based on net asset value.

19

APOLLO

Retirement Services Segment: Return on Asset View

(% of average net invested assets)	1Q'22	4Q'22	1Q'23	% Change vs. 1Q'22	LTM 1Q'22	LTM 1Q'23	% Change vs. LTM 1Q'22
Fixed income and other investment income, net	2.83%	3.76%	4.13%	130bps	—%	3.54%	NM
Alternative investment income, net	16.61%	10.55%	6.12%	NM	—%	7.88%	NM
Net Investment Earnings	3.65%	4.19%	4.25%	60bps	—%	3.81%	NM
Strategic capital management fees	0.03%	0.03%	0.03%	0bps	—%	0.03%	NM
Cost of funds	(1.81)%	(2.37)%	(2.45)%	(64)bps	—%	(2.14)%	NM
Net Investment Spread	**1.87%**	**1.85%**	**1.83%**	**(4)bps**	**—%**	**1.70%**	**NM**
Other operating expenses	(0.24)%	(0.26)%	(0.25)%	(1)bp	—%	(0.25)%	NM
Interest and other financing costs	(0.14)%	(0.17)%	(0.22)%	(8)bps	—%	(0.17)%	NM
Net Spread	**1.49%**	**1.42%**	**1.36%**	**(13)bps**	**—%**	**1.28%**	**NM**
Normalization of alternative investment income to 11%	(0.33)%	0.03%	0.30%	NM	—%	0.19%	NM
Other notable items[1]	—%	0.07%	(0.05)%	NM	—%	(0.02)%	NM
Normalized Net Spread[2]	**1.16%**	**1.52%**	**1.61%**	**45bps**	**—%**	**1.45%**	**NM**
Normalized alternative investment income, net[2]	11.00%	11.00%	11.00%	0bps	—%	11.00%	NM
Normalized net investment earnings[2]	3.32%	4.22%	4.55%	123bps	—%	4.00%	NM
Normalized cost of funds[2]	(1.81)%	(2.30)%	(2.50)%	(69)bps	—%	(2.16)%	NM
Normalized net investment spread[2]	1.54%	1.95%	2.08%	54bps	—%	1.87%	NM
($ in millions)							
Average net invested assets	181,398	195,804	201,600	11%	—	194,387	NM
Average net invested assets - fixed income	170,616	183,597	189,509	11%	—	182,414	NM
Average net invested assets - alternatives	10,782	12,207	12,091	12%	—	11,973	NM

1. Other notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. 2. Normalized results reflect adjustments to exclude notable items and normalize alternative income to an 11% long-term return.

20

APOLLO

Retirement Services Flows & Invested Assets

- Strong quarterly inflows, with total outflows and policyholder-driven withdrawals remaining within historical range and inline with expectations
- Second vintage of strategic third-party sidecar is expected to begin supporting Athene's organic growth on July 1, 2023, with 1H'23 business activity expected to be retroceded pro rata at that time

($ in millions)	1Q'23
Invested Assets	
Gross invested assets	$247,673
Invested assets attributable to ADIP	(40,924)
Net invested assets[1]	206,749

($ in millions)	1Q'23	LTM 1Q'23
Flows by Channel		
Retail	$8,578	$26,120
Flow reinsurance	1,793	6,978
Funding agreements[2]	1,500	5,843
Pension group annuities	56	9,280
Gross organic inflows[3]	11,927	48,221
Gross inorganic inflows[4]	—	—
Total gross inflows	11,927	48,221
Gross outflows[5]	(6,879)	(29,868)
Net flows	$5,048	$18,353
Flows attributable to Athene vs. ADIP		
Inflows attributable to Athene	$11,896	$41,807
Inflows attributable to ADIP	31	6,414
Total gross inflows	11,927	48,221
Outflows attributable to Athene	(5,531)	(25,183)
Outflows attributable to ADIP	(1,348)	(4,685)
Total gross outflows	$(6,879)	$(29,868)

($ in millions)	1Q'23	LTM 1Q'23
Outflows attributable to Athene by type[6]		
Maturity-driven, contractual-based outflows[7]	$(1,717)	$(7,328)
Policyholder-driven outflows[8]	(3,814)	(12,993)
Income oriented withdrawals (planned)[9]	*(1,766)*	*(6,508)*
From policies out-of-surrender-charge (planned)[10]	*(1,480)*	*(4,874)*
From policies in-surrender-charge (unplanned)[11]	*(568)*	*(1,611)*
Core outflows	**(5,531)**	**(20,321)**
Strategic reinsurance transaction	—	(4,862)
Outflows attributable to Athene	**$(5,531)**	**$(25,183)**
Annualized rate[12]		
Maturity-driven, contractual-based outflows[7]	(3.4)%	(3.8)%
Policyholder-driven outflows[8]	(7.6)%	(6.7)%
Income oriented withdrawals (planned)[9]	*(3.5)%*	*(3.4)%*
From policies out-of-surrender-charge (planned)[10]	*(3.0)%*	*(2.5)%*
From policies in-surrender-charge (unplanned)[11]	*(1.1)%*	*(0.8)%*
Core outflows	**(11.0)%**	**(10.5)%**
Strategic reinsurance transaction	—%	(2.5)%
Outflows attributable to Athene	**(11.0)%**	**(13.0)%**

Note: Flows attributable to ADIP are the proportionate share of flows associated with the noncontrolling interest. Footnotes 1-5 can be found in the end notes on page 36. 6. The format and methodology of this table was updated to provide additional information. Quarterly historical information since 1Q'21 is available in Apollo's 1Q'23 financial supplement. 7. Represents outflows from funding agreements, pension group annuities, and multi-year guarantee fixed annuities (MYGA), all of which occur based on defined maturities or substantially lapse upon reaching their contractual term. Amounts may vary on a quarterly basis, based on the timing of original issuance. 8. Represents outflows from fixed index annuities and other applicable products, which have varying degrees of predictability due to policyholder actions. 9. Represents partial annuity withdrawals to meet retirement income needs within contractual annual limits. 10. Represents outflows from policies that no longer have an active surrender charge in force. 11. Represents outflows from policies with an active surrender charge in force. 12. Outflow rate is calculated as outflows divided by Athene average net invested assets for the respective period, on an annualized basis.

21

APOLLO

Sharecount Reconciliation

Share Reconciliation	1Q'22	2Q'22	3Q'22	4Q'22	1Q'23
Total GAAP Common Stock Outstanding	570,353,554	571,028,097	572,670,634	570,276,188	567,394,604
Non-GAAP Adjustments:					
Vested RSUs	15,624,235	15,393,631	13,492,457	15,656,775	12,781,851
Unvested RSUs Eligible for Dividend Equivalents	14,386,357	14,097,587	14,181,682	12,827,921	16,301,241
Adjusted Net Income Shares Outstanding	**600,364,146**	**600,519,315**	**600,344,773**	**598,760,884**	**596,477,696**

Share Activity	1Q'22	2Q'22	3Q'22	4Q'22	1Q'23
Shares Issued to Employees	2,493,268	473,168	536,414	263,816	3,476,408
Shares Issued for Acquisition[1]	337,610	3,904,952	—	1,068	—
Shares Repurchased[2]					
# of Shares	5,048,931	4,282,795	730,058	2,809,255	8,996,685
Average Cost[3]	$64.45	$52.95	$58.24	$63.35	$68.89
Capital Utilized	$325.4 million	$226.8 million	$42.5 million	$178.0 million	$619.8 million
Share Repurchase Plan Authorization Remaining[4]	$2.17 billion	$1.95 billion	$1.91 billion	$1.73 billion	$1.11 billion

1. Shares issued for acquisition represents the issuance of common stock in connection with the acquisition of Griffin's U.S. wealth distribution business and Griffin's U.S. asset management business in 2022. 2. Since January 1, 2022, the Company in its discretion has elected to repurchase 1.0 million shares of common stock for $61.1 million, to prevent dilution that would have resulted from the issuance of shares granted in connection with certain profit sharing arrangements. These repurchases are separate from the repurchase plan described in footnote 4 and accordingly are not reflected in the above share repurchase activity table. 3. Average cost reflects total capital used for share repurchases to date divided by the number of shares purchased. 4. Pursuant to a share repurchase program that was publicly announced on January 3, 2022, as amended on February 21, 2023, the Company is authorized to repurchase (i) up to an aggregate of $1.0 billion of shares of its common stock in order to opportunistically reduce its share count and (ii) up to an aggregate of $1.5 billion of shares of its common stock in order to offset the dilutive impact of share issuances under its equity incentive plans. The share repurchase program may be used to repurchase outstanding shares of common stock as well as to reduce shares that otherwise would have been issued to participants under the Company's equity incentive plans in order to satisfy associated tax obligations.

22

Reconciliations and Disclosures

APOLLO

Investment Record as of March 31, 2023

(in millions, except IRR)	Vintage Year	Total AUM	Committed Capital	Total Invested Capital	Realized Value	Remaining Cost	Unrealized Value	Total Value	Gross IRR	Net IRR
Equity:										
Fund IX	2018	$ 33,959	$ 24,729	$ 19,508	$ 8,199	$ 15,113	$ 24,774	$ 32,973	38 %	26 %
Fund VIII	2013	9,831	18,377	16,523	21,790	5,279	6,859	28,649	15	11
Fund VII	2008	406	14,677	16,461	34,214	16	67	34,281	33	25
Fund VI	2006	367	10,136	12,457	21,136	405	—	21,136	12	9
Fund V	2001	62	3,742	5,192	12,724	120	—	12,724	61	44
Fund I, II, III, IV & MIA[1]	Various	10	7,320	8,753	17,400	—	—	17,400	39	26
Traditional Private Equity Funds[2]		**$ 44,635**	**$ 78,981**	**$ 78,894**	**$ 115,463**	**$ 20,933**	**$ 31,700**	**$ 147,163**	**39**	**24**
EPF IV[3]	N/A	2,355	2,346	490	4	487	522	526	NM[4]	NM[4]
EPF III	2017	4,320	4,462	4,815	3,430	2,248	3,133	6,563	16	9
Total Equity		**$ 51,310**	**$ 85,789**	**$ 84,199**	**$ 118,897**	**$ 23,668**	**$ 35,355**	**$ 154,252**		
Hybrid:										
AIOF II	2021	$ 2,572	$ 2,542	$ 1,183	$ 299	$ 1,043	$ 1,174	$ 1,473	21 %	17 %
AIOF I	2018	432	897	802	1,050	176	213	1,263	24	18
HVF II	2022	4,582	4,592	2,322	16	2,311	2,349	2,365	NM[4]	NM[4]
HVF I	2019	3,613	3,238	3,594	3,368	1,556	1,881	5,249	24	19
Accord V[5]	2022	1,940	1,922	1,751	802	970	974	1,776	4	2
Accord I, II, III, III B & IV[5]	Various	—	6,070	4,765	5,137	—	—	5,137	22	17
Accord+	2021	2,864	2,370	3,420	1,354	2,146	2,200	3,554	NM[4]	NM[4]
Total Hybrid		**$ 16,003**	**$ 21,631**	**$ 17,837**	**$ 12,026**	**$ 8,202**	**$ 8,791**	**$ 20,817**		

1. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the reorganization of the Company that occurred in 2007. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo's investment professionals. 2. Total IRR is calculated based on total cash flows for all funds presented. 3. Vintage Year is not yet applicable as the fund has not had its final closing. 4. Data has not been presented as the fund's effective date is less than 24 months prior to the period indicated and such information was deemed not meaningful. 5. Accord funds have investment periods shorter than 24 months, therefore Gross and Net IRR are presented after 12 months of investing.

24

($ in millions, except share amounts) 4Q'22 1Q'23 Assets Asset Management Cash and cash equivalents $1,201 $1,255 Restricted cash and cash equivalents 1,048 1,061 Investments 5,582 5,596 Assets of consolidated variable interest entities Cash and cash equivalents 110 123 Investments 2,369 1,763 Other assets 30 32 Due from related parties 465 464 Goodwill 264 264 Other assets 2,333 2,409 Retirement Services Cash and cash equivalents 7,779 13,844 Restricted cash and cash equivalents 628 1,148 Investments 172,488 176,466 Investments in related parties 23,960 26,764 Assets of consolidated variable interest entities Cash and cash equivalents 362 654 Investments 15,699 16,061 Other assets 112 111 Reinsurance recoverable 4,358 4,229 Deferred acquisition costs, deferred sales inducements and value of business acquired 4,466 4,836 Goodwill 4,058 4,061 Other assets 9,905 9,183 Total Assets $257,217 $270,324 GAAP Balance Sheet (Unaudited) 25

($ in millions, except share amounts) 4Q'22 1Q'23 Liabilities Asset Management Accounts payable, accrued expenses, and other liabilities $2,975 $3,189 Due to related parties 998 980 Debt 2,814 2,814 Liabilities of consolidated variable interest entities Notes payable 50 43 Other liabilities 1,899 1,252 Retirement Services Interest sensitive contract liabilities 173,616 181,100 Future policy benefits 42,110 42,490 Market risk benefits 2,970 3,203 Debt 3,658 3,650 Payables for collateral on derivatives and securities to repurchase 6,707 10,196 Other liabilities 3,213 2,831 Liabilities of consolidated variable interest entities Other liabilities 809 842 Total Liabilities 241,819 252,590 Redeemable non-controlling interests Redeemable non-controlling interests 1,032 1,042 Equity Common Stock, $0.00001 par value, 90,000,000,000 shares authorized, 567,394,604 and 570,276,188 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively — — Additional paid in capital 14,982 14,408 Retained earnings (accumulated deficit) (1,007) (172) Accumulated other comprehensive income (loss) (7,335) (6,162) Total Apollo Global Management, Inc. Stockholders' Equity 6,640 8,074 Non-controlling interests 7,726 8,618 Total Equity 14,366 16,692 Total Liabilities, Redeemable non-controlling interests and Equity $257,217 $270,324 GAAP Balance Sheet (Unaudited) - cont'd 26

APOLLO

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in millions)	1Q'22	2Q'22	3Q'22	4Q'22	1Q'23
GAAP Net income (loss) attributable to Apollo Global Management, Inc. Common Stockholders	**$(401)**	**$(1,637)**	**$(563)**	**$640**	**$1,010**
Net income (loss) attributable to non-controlling interests	(658)	(969)	(286)	367	528
GAAP Net income (loss)	**$(1,059)**	**$(2,606)**	**$(849)**	**$1,007**	**$1,538**
Income tax provision (benefit)	(485)	(381)	(96)	223	253
GAAP Income (loss) before Income tax provision (benefit)	**$(1,544)**	**$(2,987)**	**$(945)**	**$1,230**	**$1,791**
Asset Management Adjustments:					
Equity-based profit sharing expense and other[1]	97	67	55	57	67
Equity-based compensation	56	37	46	46	52
Transaction-related charges[2]	(1)	—	(5)	(36)	(3)
Merger-related transaction and integration costs[3]	18	18	14	20	7
(Gains) losses from changes in tax receivable agreement liability	14	—	—	12	—
Net (income) loss attributable to non-controlling interests in consolidated entities	649	960	277	(387)	(523)
Unrealized performance fees	(445)	488	66	(111)	(239)
Unrealized profit sharing expense	191	(188)	(19)	36	135
HoldCo interest and other financing costs	39	35	29	19	21
Unrealized principal investment (income) loss	82	(72)	128	38	(10)
Unrealized net (gains) losses from investment activities and other	(18)	(139)	24	(11)	12
Retirement Services Adjustments:					
Investment (gains) losses, net of offsets	2,636	2,841	1,853	137	(397)
Non-operating change in insurance liabilities and related derivatives	(649)	(290)	(518)	24	135
Integration, restructuring and other non-operating expenses	34	33	37	29	29
Equity-based compensation expense	12	13	15	16	16
Segment Income	**$1,171**	**$816**	**$1,057**	**$1,119**	**$1,093**
HoldCo interest and other financing costs	(39)	(35)	(29)	(19)	(21)
Taxes and related payables	(215)	(205)	(178)	(197)	(227)
Adjusted Net Income	**$917**	**$576**	**$850**	**$903**	**$845**
Normalization of alternative investment income to 11%	(151)	135	82	14	148
Other notable items	—	(16)	(42)	35	(25)
Tax impact of normalization and other notable items	32	(25)	(8)	(10)	(26)
Adjusted Net Income - Normalized	**$798**	**$670**	**$882**	**$942**	**$942**

1. Equity-based profit sharing expense and other includes certain profit sharing arrangements in which a portion of performance fees distributed to the general partner are required to be used by employees of Apollo to purchase restricted shares of common stock or is delivered in the form of RSUs, which are granted under the Equity Plan. Equity-based profit sharing expense and other also includes performance grants which are tied to the Company's receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense. 2. Transaction-related charges include contingent consideration, equity-based compensation charges and the amortization of intangible assets and certain other charges associated with acquisitions, and restructuring charges. 3. Merger-related transaction and integration costs includes advisory services, technology integration, equity-based compensation charges and other costs associated with the Company's merger with Athene.

27

APOLLO

Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd

	Year ended December 31,								
($ in millions)	2014	2015	2016	2017	2018	2019	2020	2021	2022
GAAP Net income (loss) attributable to Apollo Global Management, Inc. Common Stockholders	**$168**	**$134**	**$403**	**$616**	**$(42)**	**$807**	**$120**	**$1,802**	**$(1,961)**
Preferred dividends	—	—	—	14	32	37	37	37	—
Net income (loss) attributable to non-controlling interests	562	216	567	814	29	693	310	2,428	(1,546)
GAAP Net income (loss)	**$730**	**$350**	**$970**	**$1,444**	**$19**	**$1,537**	**$467**	**$4,267**	**$(3,507)**
Income tax provision (benefit)	147	27	91	326	86	(129)	86	594	(739)
GAAP Income (loss) before Income tax provision (benefit)	**$877**	**$377**	**$1,061**	**$1,770**	**$105**	**$1,408**	**$553**	**$4,861**	**$(4,246)**
Asset Management Adjustments:									
Equity-based profit sharing expense and other[1]	—	1	3	7	91	96	129	146	276
Equity-based compensation	105	62	63	65	68	71	68	80	185
Preferred dividends	—	—	—	(14)	(32)	(37)	(37)	(37)	—
Transaction-related charges[2]	34	39	55	17	(6)	49	39	35	(42)
Merger-related transaction and integration costs[3]	—	—	—	—	—	—	—	67	70
Charges associated with corporate conversion	—	—	—	—	—	22	4	—	—
(Gains) losses from changes in tax receivable agreement liability	(32)	—	(3)	(200)	(35)	50	(12)	(10)	26
Net (income) loss attributable to non-controlling interests in consolidated entities	(157)	(21)	(6)	(9)	(32)	(31)	(118)	(418)	1,499
Unrealized performance fees	1,348	358	(511)	(689)	783	(435)	(35)	(1,465)	(2)
Unrealized profit sharing expense	(517)	(137)	180	226	(275)	208	33	649	20
One-time equity-based compensation charges[4]	—	—	—	—	—	—	—	949	—
HoldCo interest and other financing costs	19	27	39	59	69	98	154	170	122
Unrealized principal investment (income) loss	22	13	(65)	(95)	62	(88)	(62)	(222)	176
Unrealized net (gains) losses from investment activities and other	(260)	(79)	(139)	(95)	193	(135)	421	(2,431)	(144)
Retirement Services Adjustments:									
Investment (gains) losses, net of offsets	—	—	—	—	—	—	—	—	7,467
Non-operating change in insurance liabilities and related derivatives	—	—	—	—	—	—	—	—	(1,433)
Integration, restructuring and other non-operating expenses	—	—	—	—	—	—	—	—	133
Equity-based compensation expense	—	—	—	—	—	—	—	—	56
Segment Income	**$1,439**	**$640**	**$677**	**$1,042**	**$991**	**$1,276**	**$1,137**	**$2,374**	**$4,163**
HoldCo interest and other financing costs	(19)	(27)	(39)	(59)	(69)	(98)	(154)	(170)	(122)
Taxes and related payables	(74)	(10)	(10)	(26)	(44)	(62)	(90)	(172)	(795)
Adjusted Net Income	**$1,346**	**$603**	**$628**	**$957**	**$878**	**$1,116**	**$893**	**$2,032**	**$3,246**
Normalization of alternative investment income to 11%	—	—	—	—	—	—	—	—	80
Other notable items	—	—	—	—	—	—	—	—	3
Tax impact of normalization and other notable items	—	—	—	—	—	—	—	—	(17)
Adjusted Net Income - Normalized	**$—**	**$—**	**$—**	**$—**	**$—**	**$—**	**$—**	**$—**	**$3,312**

1. Equity-based profit sharing expense and other includes certain profit sharing arrangements in which a portion of performance fees distributed to the general partner are required to be used by employees of Apollo to purchase restricted shares of common stock or is delivered in the form of RSUs, which are granted under the Equity Plan. Equity-based profit sharing expense and other also includes performance grants which are tied to the Company's receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense. 2. Transaction-related charges include contingent consideration, equity-based compensation charges and the amortization of intangible assets and certain other charges associated with acquisitions, and restructuring charges. 3. Merger-related transaction and integration costs includes advisory services, technology integration, equity-based compensation charges and other costs associated with the Company's merger with Athene. 4. Includes one-time equity-based compensation expense and associated taxes related to the Company's compensation structure reset.

28

APOLLO

Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd

($ in millions)	1Q'22	2Q'22	3Q'22	4Q'22	1Q'23	LTM 1Q'22	LTM 1Q'23
Total Consolidated Revenues (GAAP)	**$ 862**	**$ 2,286**	**$ 2,979**	**$ 4,841**	**$ 5,301**	**$ 4,518**	**$ 15,407**
Retirement services revenue (GAAP)	247	(1,994)	(2,502)	(3,950)	(4,265)	247	(12,711)
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(41)	(38)	(37)	(66)	(69)	(149)	(210)
Adjustments related to consolidated funds and VIEs	76	(5)	(2)	5	(1)	180	(3)
Performance fees	(571)	336	(27)	(336)	(401)	(2,229)	(428)
Principal investment income	(172)	(129)	68	26	(39)	(451)	(74)
Retirement services management fees	182	181	192	209	216	182	798
Total Asset Management Fee Related Revenue	**$ 583**	**$ 637**	**$ 671**	**$ 729**	**$ 742**	**$ 2,298**	**$ 2,779**

($ in millions)	4Q'22	1Q'23
Investments, at fair value	$ 1,320	$ 1,352
Equity method investments	979	1,019
Performance allocations	2,574	2,806
U.S. Treasury securities, at fair value	709	419
Total GAAP Investments – Asset Management	**$ 5,582**	**$ 5,596**

($ in millions)	4Q'22	1Q'23
Investments, at fair value	$ 1,320	$ 1,352
Equity method investments	979	1,019
Other[1]	(17)	(24)
Investments, net	**$ 2,282**	**$ 2,347**

($ in millions)	4Q'22	1Q'23
Performance allocations	$ 2,574	$ 2,806
Incentive fees receivable[2]	11	14
Profit sharing payable[2]	(1,392)	(1,513)
Other[1]	187	192
Net Accrued Performance Fee Receivable	**$ 1,380**	**$ 1,499**

1. Other primarily includes adjustments related to consolidated funds and VIEs. Other also includes amounts related to certain profit sharing arrangements between investments, net and net accrued performance fee receivable. 2. Incentive fees receivable and Profit sharing payable are included within Due from related parties and Accounts payable, accrued expenses, and other liabilities, respectively, on the GAAP Balance Sheet.

29

APOLLO

Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd

($ in millions)	Year ended December 31, 2014	2015	2016	2017	2018	2019	2020	2021
Net income available to Athene Holding Ltd. common shareholders	$ 471	$ 579	$ 773	$ 1,358	$ 1,053	$ 2,136	$ 1,446	$ 3,718
Preferred stock dividends	—	—	—	—	—	36	95	141
Net income (loss) attributable to noncontrolling interest	15	16	—	—	—	13	380	(59)
Net income	$ 486	$ 595	$ 773	$ 1,358	$ 1,053	$ 2,185	$ 1,921	$ 3,800
Income tax expense (benefit)	53	—	(61)	106	122	117	285	386
Income before income tax	$ 539	$ 595	$ 712	$ 1,464	$ 1,175	$ 2,302	$ 2,206	$ 4,186
Investment gains (losses), net of offsets	152	(56)	47	199	(274)	994	733	1,024
Non-operating change in insurance liabilities and related derivatives, net of offsets	(28)	(30)	67	230	242	(65)	(235)	692
Integration, restructuring and other non-operating expenses	(279)	(58)	(22)	(68)	(22)	(70)	(10)	(124)
Stock compensation expense	(148)	(67)	(84)	(45)	(26)	(27)	(25)	(38)
Preferred stock dividends	—	—	—	—	—	36	95	141
Noncontrolling interests - pre-tax income (loss)	15	16	—	—	—	13	393	(18)
Less: Total adjustments to income before income taxes	(288)	(195)	8	316	(80)	881	951	1,677
Spread related earnings	$ 827	$ 790	$ 704	$ 1,148	$ 1,255	$ 1,421	$ 1,255	$ 2,509
Normalization of alternative investment income to 11%, net of offsets	52	127	99	59	91	37	152	(609)
Other notable items	—	(24)	158	(146)	34	5	(40)	(52)
Normalized spread related earnings	$ 879	$ 893	$ 961	$ 1,061	$ 1,380	$ 1,463	$ 1,367	$ 1,848

30

($ in millions) 1Q'23 Investment funds, including related parties and VIEs $ 14,552 Equity securities 469 CLO and ABS equities included in trading securities 229 Investment funds within funds withheld at interest 1,142 Royalties 15 Net assets of the VIE, excluding investment funds (2,398) Unrealized (gains) losses 43 ACRA noncontrolling interest (1,860) Other assets (89) Total adjustments to arrive at net alternative investments (2,449) Net alternative investments $ 12,103 ($ in millions) 1Q'23 Total investments, including related parties $ 203,230 Derivative assets (3,956) Cash and cash equivalents (including restricted cash) 14,992 Accrued investment income 1,458 Net receivable (payable) for collateral on derivatives (1,909) Reinsurance funds withheld and modified coinsurance 942 VIE and VOE assets, liabilities and noncontrolling interest 12,799 Unrealized (gains) losses 19,782 Ceded policy loans (175) Net investment receivables (payables) 39 Allowance for credit losses 521 Other investments (50) Total adjustments to arrive at gross invested assets 44,443 Gross invested assets $ 247,673 ACRA noncontrolling interest (40,924) Net invested assets $ 206,749 Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd 31

Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”): • “Segment Income”, or “SI”, is the key performance measure used by management in evaluating the performance of the asset management, retirement services, and principal investing segments. Management uses Segment Income to make key operating decisions such as the following: ▪ decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; ▪ decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; ▪ decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s stockholders by providing such individuals a profit sharing interest in the performance fees earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year; and ▪ decisions related to the amount of earnings available for dividends to Common Stockholders and holders of RSUs that participate in dividends. Segment Income is the sum of (i) Fee Related Earnings, (ii) Spread Related Earnings, and (iii) Principal Investing Income. Segment Income excludes the effects of the consolidation of any of the related funds and SPACs, HoldCo interest and other financing costs not attributable to any specific segment, Taxes and Related Payables, transaction-related charges and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration, and certain other charges associated with acquisitions, and restructuring charges. In addition, Segment Income excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. • “Adjusted Net Income” or “ANI” represents Segment Income less HoldCo interest and other financing costs and estimated income taxes. Income taxes on FRE and PII represents the total current corporate, local, and non-U.S. taxes as well as the current payable under Apollo’s tax receivable agreement. Income taxes on FRE and PII excludes the impacts of deferred taxes and the remeasurement of the tax receivable agreement, which arise from changes in estimated future tax rates. For purposes of calculating the Adjusted Net Income tax rate, Segment Income is reduced by HoldCo interest and financing costs. Certain assumptions and methodologies that impact the implied FRE and PII income tax provision are similar to those used under U.S. GAAP. Specifically, certain deductions considered in the income tax provision under U.S. GAAP relating to transaction related charges, equity-based compensation, and tax deductible interest expense are taken into account for the implied tax provision. Income Taxes on SRE represent the total current and deferred tax expense or benefit on income before taxes adjusted to eliminate the impact of the tax expense or benefit associated with the non-operating adjustments. Management believes the methodologies used to compute income taxes on FRE, SRE, and PII are meaningful to each segment and increases comparability of income taxes between periods. • “Fee Related Earnings”, or “FRE”, is a component of Segment Income that is used to assess the performance of the Asset Management segment. FRE is the sum of (i) management fees, (ii) capital solutions and other related fees, (iii) fee-related performance fees from indefinite term vehicles, that are measured and received on a recurring basis and not dependent on realization events of the underlying investments and (iv) other income, net, less (a) fee- related compensation, excluding equity-based compensation, (b) non-compensation expenses incurred in the normal course of business, (c) placement fees and (d) non-controlling interests in the management companies of certain funds the Company manages. • “Spread Related Earnings”, or “SRE” is a component of Segment Income that is used to assess the performance of the Retirement Services segment, excluding certain market volatility and certain expenses related to integration, restructuring, equity-based compensation, and other expenses. For the Retirement Services segment, SRE equals the sum of (i) the net investment earnings on Athene’s net invested assets and (ii) management fees received on business managed for others, primarily the ADIP portion of Athene's business ceded to ACRA, less (x) cost of funds, (y) operating expenses excluding equity-based compensation and (z) financing costs including interest expense and preferred dividends, if any, paid to Athene preferred stockholders. • “Principal Investing Income”, or “PII” is a component of Segment Income that is used to assess the performance of the Principal Investing segment. For the Principal Investing segment, PII is the sum of (i) realized performance fees, including certain realizations received in the form of equity, (ii) realized investment income, less (x) realized principal investing compensation expense, excluding expense related to equity-based compensation, and (y) certain corporate compensation and non-compensation expenses. Definitions & Non-GAAP Financial Information 32

• “Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. AUM equals the sum of: 1. the net asset value (“NAV”), plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the yield and certain hybrid funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”), collateralized debt obligations (“CDOs”), and certain perpetual capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; for certain perpetual capital vehicles in yield, gross asset value plus available financing capacity; 2. the fair value of the investments of equity and certain hybrid funds, partnerships and accounts Apollo manages or advises, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; 3. the gross asset value associated with the reinsurance investments of the portfolio company assets Apollo manages or advises; and 4. the fair value of any other assets that Apollo manages or advises for the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Apollo’s AUM measure includes Assets Under Management for which Apollo charges either nominal or zero fees. Apollo’s AUM measure also includes assets for which Apollo does not have investment discretion, including certain assets for which Apollo earns only investment-related service fees, rather than management or advisory fees. Apollo’s definition of AUM is not based on any definition of Assets Under Management contained in its governing documents or in any Apollo Fund management agreements. Apollo considers multiple factors for determining what should be included in its definition of AUM. Such factors include but are not limited to (1) Apollo’s ability to influence the investment decisions for existing and available assets; (2) Apollo’s ability to generate income from the underlying assets in its funds; and (3) the AUM measures that Apollo uses internally or believes are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, Apollo’s calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Apollo’s calculation also differs from the manner in which its affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. Apollo uses AUM, Gross capital deployed and Dry powder as performance measurements of its investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “Fee-Generating AUM” or “FGAUM” consists of assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment-related services and on which we earn management fees, monitoring fees or other investment-related fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. • “Performance Fee-Eligible AUM” or “PFEAUM” refers to the AUM that may eventually produce performance fees. All funds for which we are entitled to receive a performance fee allocation or incentive fee are included in Performance Fee-Eligible AUM, which consists of the following: • “Performance Fee-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to, or earned by, the general partner in accordance with the applicable limited partnership agreements or other governing agreements; • “AUM Not Currently Generating Performance Fees”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is currently below its hurdle rate or preferred return; and • “Uninvested Performance Fee-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce performance fees allocable to, or earned by, the general partner. Definitions & Non-GAAP Financial Information - cont'd 33

• “ACRA” refers to Athene Co-Invest Reinsurance Affiliate Holding Ltd, together with its subsidiaries, and Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd, together with its subsidiaries. • “ADIP” refers to Apollo/Athene Dedicated Investment Program, a fund managed by Apollo including third-party capital that, through ACRA, invests alongside Athene in certain investments. • "Adjusted Net Income Shares Outstanding" or "ANI Shares Outstanding" consists of total shares of Common Stock outstanding and RSUs that participate in dividends. • “Appreciation (depreciation)” of flagship private equity and hybrid value funds refers to gain (loss) and income for the periods presented on a total return basis before giving effect to fees and expenses. The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Athene” refers to Athene Holding Ltd. (together with its subsidiaries, “Athene”), a subsidiary of the Company and a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs, and to which Apollo, through its consolidated subsidiary Apollo Insurance Solutions Group LP (formerly known as Athene Asset Management LLC) (“ISG”), provides asset management and advisory services. • “Athora” refers to a strategic platform that acquires or reinsures blocks of insurance business in the German and broader European life insurance market (collectively, the “Athora Accounts”). • “Capital solutions fees and other, net” primarily includes transaction fees earned by Apollo Capital Solutions ("ACS") related to underwriting, structuring, arrangement and placement of debt and equity securities, and syndication for funds managed by Apollo, portfolio companies of funds managed by Apollo, and third parties. Capital solutions fees and other, net also includes advisory fees for the ongoing monitoring of portfolio operations and directors' fees. These fees also include certain offsetting amounts including reductions in management fees related to a percentage of these fees recognized ("management fee offset") and other additional revenue sharing arrangements. • “Cost of Funds” includes liability costs related to cost of crediting on both deferred annuities and institutional products as well as other liability costs, but does not include the proportionate share of the ACRA cost of funds associated with the noncontrolling interest. While we believe cost of funds is a meaningful financial metric and enhances the understanding of the underlying profitability drivers of our retirement services business, it should not be used as a substitute for total benefits and expenses presented under U.S. GAAP. • “Debt Origination” represents (i) capital that has been invested in new debt or debt like investments by Apollo's yield and hybrid strategies (whether purchased by Apollo funds and accounts, or syndicated to third parties) where Apollo or one of Apollo's platforms has sourced, negotiated, or significantly affected the commercial terms of the investment; (ii) new capital pools formed by debt issuances, including CLOs and (iii) net purchases of certain assets by the funds and accounts we manage that we consider to be private, illiquid, and hard to access assets and which the funds and accounts otherwise may not be able to meaningfully access. Debt origination generally excludes any issuance of debt or debt like investments by the portfolio companies of the funds we manage. • “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. Dry powder excludes uncalled commitments which can only be called for fund fees and expenses and commitments from perpetual capital vehicles. • “FRE Compensation Ratio” is calculated as fee-related compensation divided by fee-related revenues (which includes management fees, capital solutions fees and other, net, and fee-related performance fees). • “FRE Margin” is calculated as Fee Related Earnings divided by fee-related revenues (which includes management fees, capital solutions fees and other, net, and fee-related performance fees). • “Gross Capital Deployment” represents the gross capital that has been invested by the funds and accounts we manage during the relevant period, but excludes certain investment activities primarily related to hedging and cash management functions at the firm. Gross Capital Deployment is not reduced or netted down by sales or refinancings, and takes into account leverage used by the funds and accounts we manage in gaining exposure to the various investments that they have made. • "Gross IRR" of accord series and the European principal finance funds represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, performance fees allocated to the general partner and certain other expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non-U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • "Gross IRR" of a traditional private equity or hybrid value fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on March 31, 2023 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, performance fees and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. 34 Definitions & Non-GAAP Financial Information - cont'd

• "Gross IRR" of infrastructure funds represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on March 31, 2023 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non- USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross Return” of a yield fund, European Principal Finance, Credit Strategies and Accord is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns for these categories are calculated for all funds and accounts in the respective strategies excluding assets for Athene, Athora and certain other entities where Apollo manages or may manage a significant portion of the total company assets. Returns of CLOs represent the gross returns on assets. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “HoldCo” refers to Apollo Global Management, Inc. • “Inflows” within the Asset Management segment represents (i) at the individual strategy level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-strategy transfers, and (ii) on an aggregate basis, the sum of inflows across the yield, hybrid and equity strategies. • "MidCap Financial" refers to MidCap FinCo Designated Activity Company • “Net Invested Assets” represents the investments that directly back Athene's net reserve liabilities as well as surplus assets. Net invested assets is used in the computation of net investment earned rate, which is used to analyze the profitability of Athene’s investment portfolio. Net invested assets includes (a) total investments on the statements of financial condition, with AFS securities at cost or amortized cost, excluding derivatives, (b) cash and cash equivalents and restricted cash, (c) investments in related parties, (d) accrued investment income, (e) VIE and VOE assets, liabilities and noncontrolling interest adjustments, (f) net investment payables and receivables, (g) policy loans ceded (which offset the direct policy loans in total investments) and (h) an adjustment for the allowance for credit losses. Net invested assets excludes assets associated with funds withheld liabilities related to business exited through reinsurance agreements and derivative collateral (offsetting the related cash positions). Athene includes the underlying investments supporting its assumed funds withheld and modco agreements in its net invested assets calculation in order to match the assets with the income received. Athene believes the adjustments for reinsurance provide a view of the assets for which it has economic exposure. Net invested assets includes Athene’s proportionate share of ACRA investments, based on Athene’s economic ownership, but does not include the proportionate share of investments associated with the noncontrolling interest. Net invested assets are averaged over the number of quarters in the relevant period to compute a net investment earned rate for such period. While Athene believes net invested assets is a meaningful financial metric and enhances the understanding of the underlying drivers of its investment portfolio, it should not be used as a substitute for total investments, including related parties, presented under U.S. GAAP. • “Net Investment Earned Rate” is computed as the income from Athene's net invested assets divided by the average net invested assets, for the relevant period. • “Net Investment Spread” measures Athene's investment performance plus its strategic capital management fees, less its total cost of funds. Net investment earned rate is a key measure of Athene's investment performance while cost of funds is a key measure of the cost of its policyholder benefits and liabilities. • "Net IRR" of accord series and the European principal finance funds represents the annualized return of a fund after management fees, performance fees allocated to the general partner and certain other expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • "Net IRR" of a traditional private equity or the hybrid value funds represents the gross IRR applicable to a fund, including returns for related parties which may not pay fees or performance fees, net of management fees, certain expenses (including interest incurred or earned by the fund itself) and realized performance fees all offset to the extent of interest income, and measures returns at the fund level on amounts that, if distributed, would be paid to investors of the fund. The timing of cash flows applicable to investments, management fees and certain expenses, may be adjusted for the usage of a fund’s subscription facility. To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • "Net IRR" of infrastructure funds represents the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of March 31, 2023 or other date specified is paid to investors), excluding certain non-fee and non-performance fee bearing parties, and the return is annualized and compounded after management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. 35 Definitions & Non-GAAP Financial Information - cont'd

• "Net Return" of a total return yield fund or the hybrid credit hedge fund represents the gross return after management fees, performance fees allocated to the general partner, or other fees and expenses. Returns over multiple periods are calculated by geometrically linking each period’s return over time. Net return and net ROE do not represent the return to any fund investor. • “Other operating expenses” within the Principal Investing segment represents expenses incurred in the normal course of business and includes allocations of non-compensation expenses related to managing the business. • “Other operating expenses” within the Retirement Services segment represents expenses incurred in the normal course of business inclusive of compensation and non-compensation expenses. • “Perpetual capital” refers to assets under management of certain vehicles with an indefinite duration, which assets may only be withdrawn under certain conditions or subject to certain limitations, including satisfying required hold periods or percentage limits on the amounts that may be redeemed over a particular period. The investment management, advisory or other service agreements with our perpetual capital vehicles may be terminated under certain circumstances. • “PII Compensation Ratio” is calculated as Principal investing compensation divided by the sum of realized performance fees and realized investment income. • “Principal investing compensation” within the Principal Investing segment represents realized performance compensation, distributions related to investment income and dividends, and includes allocations of certain compensation expenses related to managing the business. • “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or performance fees to be paid by such Apollo fund. • “Redding Ridge” refers to Redding Ridge Asset Management, LLC and its subsidiaries, which is a standalone, self-managed asset management business established in connection with risk retention rules that manages CLOs and retains the required risk retention interests. • “Remaining Cost” represents the initial investment of the fund in a portfolio investment, reduced for any return of capital distributed to date on such portfolio investment. • “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves and excludes amounts, if any, invested on a financed basis with leverage facilities. • “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. • “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include payments in kind, accrued interest and dividends receivable, if any, and before the effect of certain taxes. In addition, amounts include committed and funded amounts for certain investments. • “Vintage Year” refers to the year in which a fund’s final capital raise occurred, or, for certain funds, the year of a fund’s effective date or the year in which a fund’s investment period commences pursuant to its governing agreements. 36 Endnotes Retirement Services Flows & Invested Assets 1. Net invested assets are a component of Apollo’s total AUM reported under the Asset Management segment and should not be viewed as additive to total AUM disclosed previously. Refer to reconciliation of GAAP to Non- GAAP measures pages 27 to 31 for additional reconciliation to Athene’s presentation of non-GAAP measures. 2. Funding agreements are comprised of funding agreements issued under Athene's FABN and FABR programs, funding agreements issued to the FHLB, and long term repurchase agreements. 3. Gross organic inflows equal inflows from retail, flow reinsurance and institutional channels. Gross organic inflows include all inflows sourced by Athene, including all of the inflows reinsured to ADIP. 4. Gross inorganic inflows represents acquisitions and block reinsurance transactions. Flows attributable to ADIP are the proportionate share of flows associated with the noncontrolling interest. 5. Gross outflows include full and partial policyholder withdrawals on deferred annuities, death benefits, pension group annuity benefit payments, payments on payout annuities, funding agreement repurchases and maturities and ceded reinsurance. Definitions & Non-GAAP Financial Information - cont'd

Forward-Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, Inc. and its subsidiaries, or as the context may otherwise require. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and other non-historical statements. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to inflation, market conditions and interest rate fluctuations generally, the impact of COVID-19, the impact of energy market dislocation, our ability to manage our growth, our ability to operate in highly competitive environments, the performance of the funds we manage, our ability to raise new funds, the variability of our revenues, earnings and cash flow, the accuracy of management’s assumptions and estimates, our dependence on certain key personnel, our use of leverage to finance our businesses and investments by the funds we manage, Athene’s ability to maintain or improve financial strength ratings, the impact of Athene’s reinsurers failing to meet their assumed obligations, Athene’s ability to manage its business in a highly regulated industry, changes in our regulatory environment and tax status, and litigation risks, among others. Apollo believes these factors include but are not limited to those described under the section entitled “Risk Factors” in our annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings with the SEC. Apollo undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 37